Exhibit 99.1

                Written Statement of the Chief Executive Officer

Solely for the purpose of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Executive Officer of Harley-Davidson, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 29, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2002.


                                                   /s/  Jeffrey L. Bleustein
                                                   -----------------------------
                                                   Jeffrey L. Bleustein
                                                   Chief Executive Officer




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